Exhibit 10.1(c)

SECOND AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This SECOND AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of May 2, 2017 (this “Second Amendment”), by and among ADVANTAGE SALES & MARKETING INC., a Delaware corporation (as successor by merger with KARMAN BUYER CORP., the “Borrower”), KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), the other Guarantors party hereto, BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent under the Loan Documents, BANK OF AMERICA, N.A., as incremental lender (in such capacity, the “Incremental Term B-2 Lender”), the Revolving Lenders signatory hereto as Extending Lenders (in such capacity, the “Series A Revolving Lenders” and, together with the Incremental Term B-2 Lender, the “Amendment No. 2 Lenders”), BANK OF AMERICA, N.A., as swing line lender (in such capacity, the “Swing Line Lender”), and BANK OF AMERICA, N.A. and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as issuing banks (in such capacity, the “Issuing Banks”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this Second Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to a First Lien Credit Agreement, dated as of July 25, 2014 (as modified by that certain First Lien Credit Agreement Supplement, dated as of July 25, 2014, and as amended by that certain First Amendment, dated April 8, 2015, the “Credit Agreement”);

WHEREAS, in accordance with the provisions of Sections 2.16 and 11.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent, and the Incremental Term B-2 Lender wish to amend the Credit Agreement to enable the Borrower to incur Incremental Term B-2 Loans (as defined below) in an aggregate principal amount of $225,000,000;

WHEREAS, in accordance with the provisions of Section 2.18 of the Credit Agreement, the Borrower has made an Extension Offer to all Revolving Lenders to extend the Revolving Commitment Termination Date of any and all of the Revolving Commitments (and the Maturity Date for any and all related Revolving Loans) from July 25, 2019 to April 25, 2021 and, in accordance with the provisions of Section 2.18 and 11.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent, those Revolving Lenders party hereto as Extending Lenders (collectively, the “Extending Revolving Lenders”), each Issuing Bank and the Swing Line Lender wish to so extend the original Revolving Commitment Termination Date (and related Maturity Date) with respect to $150,000,000 in aggregate principal amount of outstanding Revolving Commitments (and related Revolving Loans) under the existing Revolving Loan Facility held by the Extending Revolving Lenders; and

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Jefferies Finance LLC and ZB, N.A., dba California Bank & Trust have agreed to act as lead arrangers and bookrunners (in such capacities, the “Second Amendment Lead Arrangers”) in arranging this Second Amendment, which the Borrower acknowledges hereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.    Amendments to Credit Agreement.

(a)    Incremental Term B-2 Loans.

(i)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 4 hereof, the Incremental Term B-2 Lender hereby agrees to make the Incremental Term B-2 Loans to the Borrower on the Second Amendment Effective Date in the aggregate principal amount of $225,000,000. The Incremental Term B-2 Loans, once funded, shall be a new Class of Term Loans under the Existing Credit Agreement, and a separate Class of Term Loans from the Term Loans outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date (for the purposes of this Second Amendment, herein called the “Existing Term B-1 Loans”).

(ii)     The Incremental Term B-2 Loans will rank pari passu in right of payment and of security with the Existing Term B-1 Loans and mature on the same date that the Existing Term B-1 Loans mature (i.e., the Original Loan Maturity Date)).

(iii)    The Borrower and the Incremental Term B-2 Lender agree that the Incremental Term B-2 Loans will be issued at a price equal to 97.0% of the aggregate principal amount thereof.

(iv)    The Borrower hereby acknowledges that all of the Incremental Term B-2 Loans are being incurred in reliance on the Fixed Incremental Amount under Section 2.16(c).

(b)     Amortization. For purposes of Section 2.09(a) of the Credit Agreement, the Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term B-2 Lenders (i) on the last Business Day of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2017), an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Incremental Term B-2 Loans made on the Second Amendment Effective Date (which, for the avoidance of doubt, shall initially be $562,500 per quarter, as such payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07 of the Credit Agreement), and (ii) on the Maturity Date of the Incremental Term B-2 Loans, the aggregate amount of all Incremental Term B-2 Loans outstanding on such date (which, for the avoidance of doubt, shall initially be $216,000,000, as such amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07 of the Credit Agreement).

(c)    Interest; Interest Periods.

(i)     Interest.    The Applicable Rate for the Incremental Term B-2 Loans shall be (x) 3.25% per annum, in the case of any Incremental Term B-2 Loan that is a Eurodollar Rate Loan, and (y) 2.25% per annum, in the case of any Incremental Term B-2 Loan that is a Base Rate Loan.

(ii)     Interest Periods. The Incremental Term B-2 Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Rate Loans, with such Borrowing to be subject to (x) an Interest Period which commences on the Second Amendment Effective Date and ends on the last day of the Interest Period applicable to the Incremental Term B-2 Loans as indicated in the Committed Loan Notice delivered pursuant to Section 2(e) hereof, and (y) the Eurodollar Rate applicable to the Incremental Term B-2 Loans. The Administrative Agent shall record the Incremental Term B-2 Loans in the Register, and the principal amounts and stated interest of the Incremental Term B-2 Loans owing to the Incremental Term B-2 Lenders and their subsequent permitted assignees.

(c)    Mandatory and Voluntary Prepayments.

(i)     Mandatory Prepayments. The Incremental Term B-2 Loans shall be entitled to share in mandatory prepayments of Term Loans under Section 2.07(b) of the Credit Agreement on a pro rata basis with the Existing Term B-1 Loans. Mandatory prepayments shall be applied to scheduled installments of principal of Incremental Term B-2 Loans pursuant to Section 1(b) above in the same manner as such amounts are applied to Existing Term B-1 Loans.

(ii)     Voluntary Prepayments. The Incremental Term B-2 Loans shall be entitled to the same provisions for voluntary prepayments as the Existing Term B-1 Loans, as set forth in Section 2.07(a) of the Credit Agreement, and may share in voluntary prepayments with the Existing Term B-1 Loans on a pro rata basis (provided that there shall be no requirement that the Existing Term B-1 Loans and the Incremental Term B-2 Loans share in voluntary prepayments); provided, however, that at the time of the effectiveness of any Repricing Event (as defined in the Existing Credit Agreement, but with all references to “Initial Term Loans” replaced with “Incremental Term B-2 Loans”) that is consummated during the period commencing on or prior to the sixth-month anniversary of the Second Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Incremental Term B-2 Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced as a Non-Consenting Lender under Section 3.07 of the Credit Agreement), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all Incremental Term B-2 Loans prepaid (or converted) in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all Incremental Term B-2 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.

(d)     Use of Proceeds. The Borrower will use the proceeds of the Incremental Term B-2 Loans (i) to fund one or more strategic acquisitions, (ii) to repay amounts outstanding under the existing Revolving Loan Facility, (iii) for general corporate purposes, and (iv) to pay fees and expenses in connection with the preparation and negotiation of this Second Amendment and the funding of the Incremental Term B-2 Loans.

(e)    Agreements of Each Incremental Term B-2 Lender. Each Incremental Term B-2 Lender agrees that (i) effective on and at all times after the Second Amendment Effective Date, such Incremental Term B-2 Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) on the Second Amendment Effective Date, such Incremental Term B-2 Lender will fund an Incremental Term B-2 Loan in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to such Incremental Term B-2 Lender’s Incremental Term B-2 Commitment. The Incremental Term B-2 Commitments shall terminate on the Second Amendment Effective Date following the funding to the Borrower in full in immediately available funds of the Incremental Term B-2 Commitments.

(f)     Extension of the Revolving Commitment Termination Date and related Maturity Date with respect to a portion of the existing Revolving Commitments (and related Revolving Loans). Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 4 hereof, the Extending Revolving Lenders hereby agree that the Revolving Commitment Termination Date and Maturity Date with respect to the Revolving Commitments and related Revolving Loans held by them as of the date hereof will be extended to April 25, 2021. Other than with respect to the Revolving Commitment Termination Date and related Maturity

Date applicable to the Revolving Commitments and related Revolving Loans of the Extending Revolving Lenders, the terms of all Revolving Commitments and Revolving Loans shall be identical to those of the Revolving Commitments and Revolving Loans outstanding immediately prior to the Second Amendment Effective Date. However, given less than all existing Revolving Lenders are Extending Revolving Lenders, the Revolving Commitments and related Revolving Loans of the Extending Revolving Lenders shall constitute a separate tranche of the Revolving Loan Facility and, in accordance with Section 2.18(b), the following amendments to the Credit Agreement are hereby made to establish the Extended Commitments and Extended Loans as a new tranche “Series A” of the Revolving Loan Facility (and all existing Revolving Commitments and Revolving Loans that are not hereby extended shall constitute a tranche “Series B” of the Revolving Loan Facility):

(i)    Amendments to Section 1.01 to the Credit Agreement (Definitions). Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the correct alphabetical order:

“Revolving Facility” means the Series A Revolving Facility and the Series B Revolving Facility, as applicable.

“Second Amendment Effective Date” means May 2, 2017.

“Second Amendment Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Jefferies Finance LLC and ZB, N.A., dba California Bank & Trust, each in their capacity as joint lead arranger and joint bookrunner in arranging the Second Amendment to First Lien Credit Agreement, dated as of the Second Amendment Effective Date.

“Series A Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Series A Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Series A Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Series A Revolving Commitment, if any, is set forth on Schedule 2.01 under the caption “Series A Revolving Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Series A Revolving Commitments as of the Second Amendment Effective Date is $150,000,000.

“Series A Revolving Commitment Period” means the period from the Closing Date to but excluding the Series A Revolving Commitment Termination Date.

“Series A Revolving Commitment Termination Date” means the earliest to occur of (i) April 25, 2021, (ii) the date the Series A Revolving Commitments, including the Series A Revolving Commitments in respect of Letters of Credit and Swing Line Loans, are permanently reduced to zero pursuant to Section 2.08 and (iii) the date of the termination of the Series A Revolving Commitments pursuant to Section 9.02.

“Series A Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Series A Revolving Commitments, that Lender’s Series A Revolving Commitment; and (ii) after the termination of the Series A Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Series A Revolving Loans of that Lender, (b) in the case of the Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Series A Revolving Facility” means, at any time, the aggregate amount of the Series A Revolving Lenders’ Series A Revolving Credit Commitments at such time (whether or not drawn or otherwise utilized).

“Series A Revolving Lender” mean a Lender having a Series A Revolving Commitment.

“Series A Revolving Loans” has the meaning specified in Section 2.02(a).

“Series A Revolving Loan Note” means a promissory note in the form of Exhibit B-2 as it may be amended, restated, supplemented or otherwise modified from time to time.

“Series B Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Series B Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Series B Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Series B Revolving Commitment, if any, is set forth on Schedule 2.01 under the caption “Series B Revolving Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Series B Revolving Commitments as of the Second Amendment Effective Date is $50,000,000.

“Series B Revolving Commitment Period” means the period from the Closing Date to but excluding the Series B Revolving Commitment Termination Date.

“Series B Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date the Series B Revolving Commitments, including the Series B Revolving Commitments in respect of Letters of Credit and Swing Line Loans, are permanently reduced to zero pursuant to Section 2.08 and (iii) the date of the termination of the Series B Revolving Commitments pursuant to Section 9.02.

“Series B Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Series B Revolving Commitments, that Lender’s Series B Revolving Commitments; and (ii) after the termination of the Series B Revolving Commitment, the sum of (a) the aggregate outstanding principal amount of the Series B Revolving Loans of that Lender, (b) in the case of the Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Series B Revolving Facility” means, at any time, the aggregate amount of the Series B Revolving Lenders’ Series B Revolving Credit Commitments at such time (whether or not drawn or otherwise utilized).

“Series B Revolving Lender” mean a Lender having a Series B Revolving Commitment.

“Series B Revolving Loans” has the meaning specified in Section 2.02(a).

“Series B Revolving Loan Note” means a promissory note in the form of Exhibit B-2 as it may be amended, restated, supplemented or otherwise modified from time to time.

“Total Utilization of Series A Revolving Commitments” means, as of any date of determination during the Series A Revolving Commitment Period, the sum of (i) the aggregate principal amount of all outstanding Series A Revolving Loans other than Series A Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied, (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

“Total Utilization of Series B Revolving Commitments” means, as of any date of determination during the Series B Revolving Commitment Period, the sum of (i) the aggregate principal amount of all outstanding Series B Revolving Loans other than Series B Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied, (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

(ii)    Amendments to Section 1.01 of the Credit Agreement (Definitions). The definitions of “Facility”, “Lead Arrangers”, “Letter of Credit Expiration Date”, “Maturity Date”, “Revolving Commitment”, “Revolving Commitment Period”, “Revolving Commitment Termination Date”, “Revolving Exposure”, “Revolving Lender”, “Revolving Loans”, “Revolving Loan Note” and “Total Utilization of Revolving Commitments” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows, respectively:

“Facility” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2.01(a) (including both Initial Term Loans and Delayed Draw Term Loans), each Revolving Facility, the Swing Line Loans, any Extended Term Loans, any Extended Revolving Commitments and Extended Revolving Loans, any Incremental Term Loans, any Refinancing Term Loans or any Refinancing Revolving Loans, as the context may require.

“Lead Arrangers” means (i) those arrangers specified in the introductory paragraph to this Agreement, each in their capacity as joint lead arrangers and joint bookrunners under this Agreement, and (ii) the Second Amendment Lead Arrangers.

“Letter of Credit Expiration Date” means, as of any date of determination, the day that is five Business Days prior to the latest Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“Maturity Date” means, (i) with respect to the Initial Term Loans and Delayed Draw Term Loans, in each case that have not been extended pursuant to Section 2.18, the date that is earlier of (A) seven years after the Closing Date and (B) the date such Term Loans are declared due and payable pursuant to Section 9.02, (ii) with respect to Series A Revolving Loans, the earlier of (A) April 25, 2021 and (B) the date Series A Revolving Loans are declared due and payable pursuant to Section 9.02, (iii) with respect to Series B Revolving Loans, the earlier of (A) five years after the Closing Date and (B) the date Series B Revolving Loans are declared due and payable pursuant to Section 9.02, (iv) with respect to any tranche of Extended Term Loans and/or Extended Revolving Commitments, the earlier of (A) the final maturity date as specified in the applicable Extension Amendment and (B) the date such tranche of Extended Term Loans and/or Extended Revolving Commitments are terminated and/or declared due and payable pursuant to Section 9.02, (v) with respect to any Refinancing Term Loans or Refinancing Revolving Loans, the earlier of (A) the final maturity date as specified in the applicable Refinancing Amendment and (B) the date such Refinancing Term Loans or Refinancing Revolving Loans are declared due and payable pursuant to Section 9.02, and (vi) with respect to any Incremental Term Loans, the earlier of (A) the final maturity date as specified in the applicable Incremental Amendment and (B) the date such Incremental Term Loans are declared due and payable pursuant to Section 9.02; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Revolving Commitment” means a Series A Revolving Commitment and/or Series B Revolving Commitment, as applicable.

“Revolving Commitment Period” means the Series A Revolving Commitment Period and/or the Series B Revolving Commitment Period, as applicable.

“Revolving Commitment Termination Date” means the Series A Revolving Commitment Termination Date and/or the Series B Revolving Commitment Termination Date, as applicable.

“Revolving Exposure” means the Series A Revolving Exposure and/or the Series B Revolving Exposure, as applicable.

“Revolving Lender” means the Series A Revolving Lenders and/or the Series B Revolving Lenders, as applicable.

“Revolving Loans” means the Series A Revolving Loans and/or the Series B Revolving Loans, as applicable.

“Revolving Loan Note” means the Series A Revolving Loan Note and/or the Series B Revolving Loan Note, as applicable.

“Total Utilization of Revolving Commitments” means the Total Utilization of Series A Revolving Commitments and/or the Total Utilization of Series B Revolving Commitments, as applicable.

(iii)    Amendments to Section 2.02(a) of the Credit Agreement. Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Revolving Loan Commitment. During the Series A Revolving Commitment Period, subject to the terms and conditions hereof, each Series A Revolving Lender severally agrees to make revolving loans to the Borrower from time to time on any Business Day in Dollars (“Series A Revolving Loans”) in an aggregate amount up to but not exceeding such Lender’s Series A Revolving Commitment; provided that after giving effect to the making of any Series A Revolving Loans in no event shall the Total Utilization of Series A Revolving Commitments exceed the Series A Revolving Commitments then in effect. During the Series B Revolving Commitment Period, subject to the terms and conditions hereof, each Series B Revolving Lender severally agrees to make revolving loans to the Borrower from time to time on any Business Day in Dollars (“Series B Revolving Loans”) in an aggregate amount up to but not exceeding such Lender’s Series B Revolving Commitment; provided that after giving effect to the making of any Series B Revolving Loans in no event shall the Total Utilization of Series B Revolving Commitments exceed the Series B Revolving Commitments then in effect. Prior to the Maturity Date with respect to the Series B Revolving Facility, all Borrowings of any Revolving Loans shall be made ratably among the Series A Revolving Facility and the Series B Revolving Facility based on the relative amounts of the Series A Revolving Commitments and the Series B Revolving Commitments. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Series A Revolving Commitment shall expire on the Series A Revolving Commitment Termination Date and all Series A Revolving Loans and all other amounts owed hereunder with respect to the Series A Revolving Loans and the Series A Revolving Commitments shall be paid in full no later than such date. Each Lender’s Series B Revolving Commitment shall expire on the Series B Revolving Commitment Termination Date and all Series B Revolving Loans and all other amounts owed hereunder with respect to the Series B Revolving Loans and the Series B Revolving Commitments shall be paid in full no later than such date. On the Second Amendment Effective Date, automatically and without any action required on the part of any Person, (i) each Revolving Commitment (and related Revolving Loan) of a Person that was a Revolving Lender immediately prior to the Second Amendment Effective Date and that has a Series A Revolving Commitment shall be deemed to be a Series A Revolving Commitment (and related Series A Revolving Loan) of such Person and (ii) each Revolving Commitment (and related Revolving Loan) of a Person that was a Revolving Lender immediately prior to the Second Amendment Effective Date and that has a Series B Revolving Commitment shall be deemed to be a Series B Revolving Commitment (and related Series B Revolving Loan) of such Person.

(iv)    Amendments to Section 2.03(c) of the Credit Agreement. Section 2.03(c) of the Credit Agreement is hereby amended by inserting a new clause (v) at the end thereof as follows:

(v)    If the Revolving Commitment Termination Date (and related Maturity Date) shall have occurred in respect of any tranche of Revolving Commitments at a time when one or more other tranches of Revolving Commitments are in effect with a later Revolving Commitment Termination Date (and related Maturity Date), then on the earliest occurring Revolving Commitment Termination Date (and related Maturity Date) all then-outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Revolving Commitment Termination Date (and related Maturity Date)); provided, however, that if on the occurrence of such earliest Revolving Commitment Termination Date (and related Maturity Date), no Default then exists or would result therefrom and there shall exist sufficient unutilized Revolving Commitments (or in the case of the Series B Revolving Commitment Termination Date (and related Maturity Date), unutilized Series A Revolving Commitments and any other unutilized Revolving Commitments that do not otherwise constitute Series A Revolving Commitments or Series B Revolving Commitments) so that the outstanding Swing Line Loans could be incurred pursuant to the unutilized Revolving Commitments (or in the case of the Series B Revolving Commitment Termination Date (and related Maturity Date), unutilized Series A Revolving Commitments and any other unutilized Revolving Commitments that do not otherwise constitute Series A Revolving Commitments or Series B Revolving Commitments) which will remain in effect after the occurrence of such Revolving Commitment Termination Date (and related Maturity Date), then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Revolving Commitments (or in the case of the Series B Revolving Commitment Termination Date (and related Maturity Date), unutilized Series A Revolving Commitments and any other unutilized

Revolving Commitments that do not otherwise constitute Series A Revolving Commitments or Series B Revolving Commitments), and such Swing Line Loans shall not be so required to be repaid in full on such earliest Maturity Date.

(v)    Amendments to Section 2.04(d) of the Credit Agreement. Section 2.04(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)    On the Second Amendment Effective Date, the participations in any issued and outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Series A Revolving Lenders and the Series B Revolving Lenders shall share ratably in such participations in accordance with the aggregate Revolving Commitments (including both the Series A Revolving Commitments and the Series B Revolving Commitments from time to time in effect). Thereafter, until the Series B Revolving Commitment Termination Date (and related Maturity Date), participations in any newly-issued Letters of Credit shall be allocated in accordance with the aggregate Revolving Commitments (including both the Series A Revolving Commitments and Series B Revolving Commitments from time to time in effect); provided that, notwithstanding the foregoing, participations in any Letters of Credit that have an expiry date after the date that is five Business Days prior to the Series B Revolving Commitment Termination Date (and related Maturity Date) shall be allocated to the Series A Revolving Lenders ratably in accordance with their Series A Revolving Commitments but only to the extent that such allocation would not cause the Series A Revolving Lenders’ Series A Revolving Exposures at such time to exceed the aggregate Series A Revolving Commitments; provided further that the Issuing Bank shall not be obligated to issue any Letter of Credit that would have an expiry date after the date that is five Business Days prior to the Series B Revolving Commitment Termination Date (and related Maturity Date) unless such Letter of Credit would be 100% covered by the Series A Revolving Commitments of the Series A Revolving Lenders.

(iv)    If the reallocation described in clause (iii) above cannot, or can only partially, be effected as a result of the limitations set forth herein, the Borrower shall within five Business Days following notice by the Administrative Agent, either (x) Cash Collateralize such Series B Revolving Lenders’ participations in the outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (iii) above) or (y) backstop such Series B Revolving Lenders’ participations in the outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (iii) above) with a letter of credit reasonable satisfactory to the Issuing Bank, in each case, for so long as any such Letters of Credit are outstanding.

(vi)    Amendments to Section 2.08(a) of the Credit Agreement. Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Date prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,500,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the Total Utilization of Revolving Commitments would exceed the total Revolving Commitments, (B) the Series A Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Utilization of Series A Revolving Commitments would exceed the Series A Revolving Commitments, (C) the Series B Revolving Commitments

if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Utilization of Series B Revolving Commitments would exceed the Series B Revolving Commitments; provided that the Borrower shall not terminate or reduce the Series B Revolving Commitments without terminating or reducing the Series A Revolving Commitments on either a pro rata basis or on a basis such that the termination or reduction of the Series A Revolving Commitments is proportionally larger than the reduction of the Series B Revolving Commitments, (D) the Letter of Credit Sublimit if, after giving effect thereto, the Letter of Credit Usage not fully Cash Collateralized hereunder at 103% of the maximum face amount of any such Letters of Credit would exceed the Letter of Credit Sublimit or (E) the Swing Line Sublimit, if after giving effect to any concurrent prepayment of Swing Line Loans in accordance with Section 2.07, the Total Utilization of Revolving Commitments with respect to the Swing Line Loans would exceed the Swing Line Sublimit. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(vii)    Amendments to Schedule 2.01 of the Credit Agreement. Schedule 2.01 of the Credit Agreement is hereby replaced in its entirety by Schedule 2.01 to this Second Amendment.

(viii)    Amendments to Exhibit B-2 of the Credit Agreement. Exhibit B-2 of the Credit Agreement is hereby replaced in its entirety by Exhibit B-2, attached hereto to this Second Amendment.

(viv)    Amendments to Exhibit D-1 of the Credit Agreement. Exhibit D-1 of the Credit Agreement is hereby amended by deleting the word “etc.” appearing therein and inserting in lieu thereof the following: ““Series A Revolving Commitments”, “Series B Revolving Commitments”, etc.”.

SECTION 2.    Conditions of Effectiveness of this Second Amendment. This Second Amendment shall become effective on the date hereof (the “Second Amendment Effective Date”) when the following conditions shall have been satisfied (or waived):

(a)    the Administrative Agent (or its counsel) shall have received counterparts of this Second Amendment signed on behalf of such parties (including by way of facsimile or other electronic transmission) from the Borrower, Holdings, the Administrative Agent, the Incremental Term B-2 Lender, each Extending Revolving Lender, the Swing Line Lender and each Issuing Bank;

(b)    substantially simultaneously with the Second Amendment Effective Date, the Borrower shall have paid, by wire transfer of immediately available funds, all reasonable and documented in reasonable detail costs, fees, out-of-pocket expenses (including the reasonable and documented in reasonable detail fees, disbursements and other charges of Cahill Gordon & Reindel LLP, as counsel to the Second Amendment Lead Arrangers in respect of the Second Amendment), compensation and other amounts then due and payable pursuant to the engagement letter, dated as of April 18, 2017, by and among the Borrower and the Second Amendment Lead Arrangers, in the case of the costs and out-of-pocket expenses, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date;

(c)    on the Second Amendment Effective Date and after giving effect to this Second Amendment, the funding of the Incremental Term B-2 Loans and the extension of the Revolving Commitment Termination Date and Maturity Date in respect of the Series A Revolving Commitments (and related Series A Revolving Loans), (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower and each other Loan Party in this Second Amendment, the Credit Agreement and the other Loan Documents shall be accurate in all material respects (except for any representations and warranties already qualified by materiality or Material Adverse Effect, which shall be accurate in all respects);

(d)    the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clause (c) and of the succeeding clause (f);

(e)    the Administrative Agent shall have received a Committed Loan Notice, duly executed by the Borrower, for the Borrowing of the Incremental Term B-2 Loans pursuant to this Second Amendment;

(f)    there shall have been delivered to the Administrative Agent (A) copies of resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance of this Second Amendment, certified as of the Second Amendment Effective Date by a Responsible Officer of each Loan Party as being in full force and effect without modification or amendment, (B) good standing certificates for each Loan Party, in each case, from the jurisdiction in which they are organized, (C) a certificate of a Responsible Officer of the Borrower (which may be the same certificate as the certificate delivered pursuant to the preceding clause (d)), certifying that since April 8, 2015, except as attached to such certificate, there have been no changes to the Organizational Documents of the Loan Parties and/or attaching copies of any such Organizational Documents that have changed since April 8, 2015 and (D) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the Incremental Term B-2 Loans and extension of the Revolving Commitment Termination Date and Maturity Date in respect of the Series A Revolving Commitments (and related Series A Revolving Loans)); and

(g)    the Administrative Agent shall have received an opinion from Latham & Watkins LLP, special New York counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the Amendment No. 2 Lenders.

(h)    the Administrative Agent shall have received the results of a search of the Uniform Commercial Code, tax and judgment filings made with respect to the Loan Parties in any applicable jurisdictions in the United States and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are liens permitted under Section 7.01 of the Credit Agreement or have been, or will be simultaneously or substantially concurrently with the Second Amendment Effective Date, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).

SECTION 3.    Representations and Warranties. To induce the Administrative Agent and the Amendment No. 2 Lenders party hereto to enter into this Second Amendment, each of the Borrower and Holdings represents and warrants to the Administrative Agent and the Amendment No. 2 Lenders party hereto on and as of the Second Amendment Effective Date that:

(a)    all of the representations and warranties of each Loan Party contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Second Amendment Effective Date or such earlier date; and

(b)    no Default or Event of Default exists as of the Second Amendment Effective Date, or would result from the making of the Incremental Term B-2 Loans, the extension of the Revolving Commitment Termination Date and Maturity Date in respect of the Series A Revolving Commitments (and related Series A Revolving Loans) or the application of the proceeds of the Incremental Term B-2 Loans.

SECTION 4.    Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations (as defined in the Guaranty) under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Second Amendment, including, without limitation, the extension of the Revolving Commitment Termination Date and Maturity Date in respect of the Series A Revolving Commitments (and related Series A Revolving Loans) in an aggregate principal amount of $150,000,000 and the extension of additional credit to the Borrower in the form of the Incremental Term B-2 Loans in an aggregate principal amount of $225,000,000, which is in addition to the obligations owed by the Loan Parties under the Credit Agreement immediately prior to the Second Amendment Effective Date and which constitutes “Guaranteed Obligations” of such Guarantor under the Guaranty as amended by this Second Amendment. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Second Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guaranty) with respect to such Guarantor).

SECTION 5.    Reaffirmation of Security Agreement.

(a)    Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this Second Amendment and the transactions contemplated hereby, including, without limitation, the extension of credit in the form of the Incremental Term B-2 Loans in an aggregate principal amount of $225,000,000 and the extension of the Revolving Commitment Termination Date and Maturity Date in respect of the Series A Revolving Commitments (and related Series A Revolving Loans). In addition, each Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secures the Incremental Term B-2 Loans as part of the Obligations. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Second Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

(b)    Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment.

SECTION 6.    Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)    This Second Amendment shall constitute both an Incremental Amendment and a Loan Document under the Credit Agreement.

(b)    On and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment and (ii) each Amendment No. 2 Lender shall constitute a “Lender” as defined in the Credit Agreement.

(c)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Second Amendment.

(d)    The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e)    This Second Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

SECTION 7.    Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.    Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION 9.    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Second Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

ADVANTAGE SALES & MARKETING INC., as Borrower

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

KARMAN INTERMEDIATE CORP., as
Holdings and Guarantor

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

ADVANTAGE SALES & MARKETING LLC, as Guarantor

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

ADVANTAGE WAYPOINT LLC, as Guarantor

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

[Signature Page to Second Amendment to First Lien Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Gregory Roetting
Name: Gregory Roetting
Title: Vice President

[Signature Page to Second Amendment to First Lien Credit Agreement]

BANK OF AMERICA, N.A., as Incremental Term B-2 Lender, as an Extending Revolving Lender, as Swing Line Lender, and as an Issuing Bank

By:	/s/ Gregory Roetting
Name: Gregory Roetting
Title: Vice President

[Signature Page to Second Amendment to First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Extending Revolving Lender and as an Issuing Bank

By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to Second Amendment to First Lien Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as an Extending Revolving Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

[Signature Page to Second Amendment to First Lien Credit Agreement]

JEFFERIES FINANCE LLC, as an Extending Revolving Lender

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

ZB, N.A., DBA CALIFORNIA BANK & TRUST, as an Extending Revolving Lender

By:	/s/ Lars Hens
Name: Lars Hens
Title: Executive Vice President

[Signature Page to Second Amendment to First Lien Credit Agreement]

Schedule 2.01

Commitments

Initial Term Loan Commitments:
Bank of America, N.A.	$225,000,000
Total:	$225,000,000
Series A Revolving Commitments:
Bank of America, N.A.	$38,333,334.00
Deutsche Bank AG New York Branch	$38,333,333.33
Credit Suisse AG, Cayman Islands Branch	$38,333,333.00
ZB, N.A., dba California Bank & Trust	$19,999,999.67
Jefferies Finance LLC	$15,000,000.00
Total:	$150,000,000.00
Series B Revolving Commitments:
Guggenheim Corporate Funding, LLC	$25,000,000
GoldenTree Asset Management, L.P.	$25,000,000
Total:	$50,000,000

EXHIBIT B-2

FORM OF [SERIES A] [SERIES B] REVOLVING LOAN NOTE

$[ ].00	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, promises to pay [                ] (hereinafter, together with its successors in title and assigns, the “Lender”), the principal sum of [                ] DOLLARS ($[                ].00), or, if less, the aggregate unpaid principal balance of the [Series A] [Series B] Revolving Loans made by the Lender to or for the account of the Borrower pursuant to the Credit Agreement (as hereafter defined) and amounts advanced by the Lender in respect of any Letter of Credit, with interest, fees, expenses and costs at the rate and payable in the manner stated in the Credit Agreement. As used herein, the “Credit Agreement” means and refers to that certain First Lien Credit Agreement, dated as of July 25, 2014 (as such may be amended, restated, modified or supplemented from time to time) among Advantage Sales & Marketing Inc., a Delaware corporation (as successor by merger with Karman Buyer Corp., a Delaware corporation, the “Borrower”, together with all successors and assigns), Karman Intermediate Corp., a Delaware corporation, Bank of America, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as Collateral Agent under the Loan Documents, each Lender from time to time party thereto and the other agents and arrangers party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

This is a “[Series A] [Series B] Revolving Loan Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. This [Series A] [Series B] Revolving Loan Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. The principal of, and interest on, this [Series A] [Series B] Revolving Loan Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. The Administrative Agent’s books and records concerning the [Series A] [Series B] Revolving Loans and amounts owing in respect of Letters of Credit, the accrual of interest and fees thereon, and the repayment of such [Series A] [Series B] Revolving Loans and advances in respect of Letters of Credit shall be prima facie evidence of the indebtedness to the Lender hereunder, absent manifest error.

No delay or omission by the Administrative Agent or the Lender in exercising or enforcing any of the Administrative Agent’s or Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

The Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent, the Collateral Agent and/or the Lender with respect to this [Series A] [Series B] Revolving Loan Note and/or any Collateral Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this [Series A] [Series B] Revolving Loan Note.

B-2-1

This [Series A] [Series B] Revolving Loan Note shall be binding upon the Borrower and upon its successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

The Borrower agrees that any action or proceeding arising out of or relating to this [Series A] [Series B] Revolving Loan Note or for recognition or enforcement of any judgment, may be brought in the courts of the state of New York sitting in New York City in the Borough of Manhattan or of any United States federal court sitting in the Borough of Manhattan, and any appellate court from any thereof, and by execution and delivery of this [Series A] [Series B] Revolving Loan Note, the Borrower and the Lender each consent, for itself and in respect of its property, to the exclusive jurisdiction of those courts. To the fullest extent permitted by applicable law, the Borrower irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this [Series A] [Series B] Revolving Loan Note in the courts of the state of New York sitting in New York City in the Borough of Manhattan or of the United States federal court sitting in the Borough of Manhattan, and any appellate court from any thereof.

THIS [SERIES A] [SERIES B] REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this [Series A] [Series B] Revolving Loan Note, are each relying thereon. THE BORROWER, AND THE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS [SERIES A] [SERIES B] REVOLVING LOAN NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).

[Remainder of page intentionally left blank]

B-2-2

EXHIBIT B-2

IN WITNESS WHEREOF, the undersigned has caused this [Series A] [Series B] Revolving Loan Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

ADVANTAGE SALES & MARKETING INC., as Borrower

By:
Name:
Title:

Form of [Series A] [Series B] Revolving Loan Note

B-2-3